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                                                                    EXHIBIT 11.1


                        CALCULATION OF EARNINGS PER SHARE
          FOR THE THREE MONTHS ENDED MARCH 28, 1998 AND MARCH 29, 1997

--------------------------------------------------------------------------------------------------------------------
                                                                                THREE MONTHS        THREE MONTHS
                                                                                    ENDED              ENDED
                                                                               MARCH 28, 1998      MARCH 29, 1997
--------------------------------------------------------------------------------------------------------------------

Net income ............................................................          $1,444,560          $1,179,293
                                                                                 ==========          ==========

Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period ...............................................           5,777,666           5,631,878

      Common shares issuable upon exercise
          of outstanding stock options
               Diluted ................................................             178,647             343,797
                                                                                 ----------          ----------

      Common and common equivalent shares
          outstanding during the period
               Diluted ................................................           5,956,313           5,975,675
                                                                                 ==========          ==========

Earnings per share data
      Net income per common and common
          equivalent shares
               Basic ..................................................          $     0.25          $     0.21
               Diluted ................................................          $     0.24          $     0.20



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